Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our reports in the registration statement on Form S-4/A (No. 333-171579 ) of Ampio Pharmaceuticals, Inc. and subsidiaries (the “Company”) of our report dated March 24, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended; of DMI BioSciences Assets Sold (“BioSciences”) of our report dated March 24, 2010, with respect to the balance sheets of BioSciences as of September 30, 2008 and April 15, 2009, and the related statements of operations, statements of parents investment, and cash flows for the periods then ended; and of DMI BioSciences and subsidiaries (“DMI”) of our report dated January 5, 2011, with respect to the consolidated balance sheets of DMI as of September 30, 2008, 2009 and 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

January 13, 2011